Exhibit 99

News Release

Silicon Laboratories Announces Sales Executive Appointments

AUSTIN, Texas – July 2, 2007 – Silicon Laboratories Inc. (Nasdaq: SLAB) today announced that Kurt Hoff will be appointed as the company’s vice president of worldwide sales and will become an executive officer, effective immediately.  Mr. Hoff will be replacing Gary Gay, who plans to retire but will assist with the transition through the end of the year.

Mr. Hoff brings more than 20 years of industry experience to the position. He joined Silicon Laboratories in 2005 and served as the company’s vice president of European sales and operations. Mr. Hoff has been instrumental in establishing a presence at key European accounts and in developing a distribution channel for the company’s expanding, broad-based business.

Prior to joining Silicon Laboratories, Mr. Hoff served as president, chief executive officer and director of Cognio, a spectrum management company. Mr. Hoff previously managed sales and operations for C-Port Corporation, a network processor company acquired by Motorola in May 2000. Additionally, Mr. Hoff held various positions at AMD including vice president of sales where he managed operations of $500 million servicing large communications multinationals such as Lucent, Nortel and Alcatel. Mr. Hoff holds a bachelor’s degree in physics from the University of Illinois and a master’s degree in business administration from the University of Chicago.

“Kurt’s succession to this role is a tribute to the strength and depth of our sales management team.  Kurt’s contribution in Europe has elevated our presence among major customers and helped us to scale our sales network. I am pleased to have a person of Kurt’s caliber prepared to step in and manage our global sales organization,” said Necip Sayiner, president and chief

-more-

executive officer of Silicon Laboratories. “I’d like to thank Gary for his tremendous contribution to the company. He is responsible for building a world-class team and successfully establishing Silicon Labs as a valued supplier to major customers.”

Vaughan Price will be joining Silicon Labs to replace Mr. Hoff as vice president of European sales. Mr. Price has 15 years of experience selling complex circuits into major accounts across Europe. Mr. Price was previously the Senior Area Director for Europe for Actel, where he built the regional sales and technical support teams and delivered results that consistently outperformed the market and the competition. Prior to Actel, Mr. Price spent five years at Texas Instruments supporting technical sales and marketing for DSP and ASIC products in Europe. Mr. Price began his sales career in distribution as a field application engineer where he was successful in securing design wins for 16 and 32-bit products. Mr. Price has a bachelor’s degree in electronics and a master’s degree in ASIC design and CAE tools from the University of Manchester.

“We are fortunate to have truly differentiated products to sell and a driven, talented sales organization,” said Gary Gay. “The key to continued growth is to expand our presence at major accounts and extend our early success in the distribution channel. Both Kurt and Vaughan have the energy and the expertise to execute on these objectives and help take the company to the next level.”

Silicon Laboratories Inc.

Silicon Laboratories is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs.  Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of highly-integrated, easy-to-use products offers customers significant advantages in performance, size and power consumption.  These patented solutions serve a broad set of markets and applications including consumer, communications, computing, industrial and automotive.

Headquartered in Austin, TX, Silicon Labs is a global enterprise with operations, sales and design activities worldwide.  The company is committed to contributing to our customers’ success by recruiting the highest quality talent to create industry-changing innovations. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release may contain forward-looking statements based on Silicon Laboratories’ current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could impact Silicon Laboratories’ financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 shannon.pleasant@silabs.com

Note to editors: Silicon Laboratories and the Silicon Labs logo are trademarks of Silicon Laboratories Inc.  All other product names noted herein may be trademarks of their respective holders.

#  #  #